Exhibit 8.2

[Letterhead of JONES DAY]

October 24, 2005

Masisa S.A.

Avenida Apoquindo 3650

Piso 10

Las Condes, Santiago

Chile

Ladies and Gentlemen:

                We have acted as United States federal income tax counsel for Masisa S.A. ("Masisa"), a publicly-held corporation organized under the laws of Chile, in connection with the Registration Statement on Form F-1 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, amended (the "Act"). The Registration Statement and the information statement and prospectus included therein (the "Prospectus") relate to the issuance and sale by the Company of (i) shares of its common stock and (ii) ADSs to be represented by American depositary receipts ("ADRs"), each representing 50 shares without nominal (par) value of Masisa common stock. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Registration Statement.

                In connection with our opinion, we have reviewed and are relying upon the Registration Statement, including the exhibits thereto, the Prospectus (except for the discussion set forth in the Prospectus under the caption "Taxation—Material United States tax consequences," to the extent that such discussion constitutes our opinion), and such other documents, records and instruments that we have deemed necessary or appropriate for purposes of this opinion.

                This opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the legislative history thereto, the U.S. federal income tax regulations promulgated or proposed under the Code, current administrative rulings and practice of the Internal Revenue Service and judicial decisions, all of which are subject to change or differing interpretation, possibly with retroactive effect, at any time.

                Based upon and subject to the foregoing, we hereby confirm that the discussion set forth in the Prospectus under the caption “Taxation—Material United States tax consequences,” subject to the qualifications set forth therein, to the extent it describes federal income tax laws of the United States, constitutes our opinion as to the treatment of the U.S. Holders of Masisa shares or ADSs for U.S. federal income tax purposes.

                We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the reference to us in the Prospectus and any prospectus supplements contained therein under the caption “Taxation—Material United States tax consequences.” In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day
Jones Day